STOCK PURCHASE AGREEMENT

                                     BETWEEN

                               SELMAN SYSTEMS, NC.
                                       AND
                     KENNETH L. MUSGRAVE, LTD., TONY CONDER
                                AND LARRY PEARCE





                               Dated May 21, 1999

                                TABLE OF CONTENTS


ARTICLE 1

SALE AND PURCHASE OF THE STOCK................................................ 1

         Section 1.1 Sale And Purchase; Purchase Price........................ 1

         Section 1.2 Date And Place Of Closing

         Section 1.3 Seller's Performance..................................... 2

         Section 1.4 Buyer's Performance...................................... 2

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER...................................... 2

         Section 2.1 Ownership Of Shares; Binding Effect...................... 2

         Section 2-2 Organization Of Fru-Cor.................................. 2

         Section 2.3 Capital Stock............................................ 2

         Section 2.4 Subsidiaries............................................. 3

         Section 2.5 Financial Statements..................................... 3

         Section 2.6 Employee Benefit Plans................................... 3

         Section 2.7 Absence Of Certain Changes............................... 3

         Section 2.8 Title And Related Matters................................ 5

         Section 2.9 Contracts................................................ 5

         Section 240 Litigation And Proceedings; Compliance With Laws......... 5

         Section 2.11  No Conflict With Other Instruments..................... 6

         Section 2.12  Governmental Authorizations............................ 6

         Section 2.13  Patents, Trademarks And Copyrights..................... 6

         Section 2.14  Insurance.............................................. 6

         Section 2.15  Brokers................................................ 6

         Section 2.16  Employees.............................................. 6

         Section 2.1  Banks And Powers Of Attorney............................ 7

         Section 2.18  Transactions With Affiliates........................... 7

         Section 2.19  Misrepresentations..................................... 7

         Section 2.20  Tax Matters............................................ 7

         Section 2.21  Inventories............................................ 7

         Section 2.22  No Similar Business.................................... 7

         Section 2.23  Ownership Of Assets.................................... 8

         Section 2.24  Use Of Marks........................................... 8

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER....................................... 8

         Section 3.1  Power and Authority..................................... 8

         Section 3.2  Brokers................................................. 8

         Section 3.3  Waiver Of Consumer Rights............................... 8

ARTICLE 4

INDEMNIFICATION 8

         Section 4.1 Indemnification Of Buyer................................. 8

         Section 4.2 Limitations ............................................. 9

         Section 4.3 Indemnity Periods........................................ 9

         Section 4.4 Notice By Buyer And Other Matters........................ 9

         Section 4.5 Indemnification Of Seller................................10

         Section 4.6 Notice By Seller And Other Matters.......................10

ARTICLE 5

CONDITIONS TO CLOSING.........................................................10

         Section 5.1 Conditions To Obligations Of Seller......................10

         Section 5.2 Conditions To Obligations Of Buyer.......................10

ARTICLE 6

MISCELLANEOUS.................................................................11

         Section 6.1 Survival Of All Representations,
           Warranties And Covenants...........................................11

         Section 6.2 Investigation............................................11

         Section 6.3 Schedules And Exhibits, Financial
           Statements, Lists, Etc. ...........................................11

         Section 6.4 Specific Enforcement.....................................11

         Section 6.5 Expenses.................................................11

         Section 6.6 Amendments...............................................11

         Section 6.7 Nonassignability.........................................11

         Section 6.8 Rights Of Third Parties..................................11

         Section 6.9 Headings, Etc............................................12

         Section 6.10 Severability............................................12

         Section 6.11 Counterparts............................................12

         Section 6.12 Governing Law; Venue....................................12

         Section 6.13 Entire Agreement........................................12

         Section 6.14 Press Release...........................................12

         Section 6.15 Notices.................................................12

EXHIBIT

1.1 Escrow Agreement

SCHEDULES

2.5    - Financial Statement Deviations
2.7(a) - Material Adverse Changes
2.7(b) - Certain Changes
2.8    - Liens and Security Interests, Etc.
2.9    - Material Contracts
2.10   - Proceedings
2.14   - Insurance Policies
2.16   - Employee Matters
2.17   - Bank Accounts
2.20   - Tax Return Audits and Extensions
4.5    - Matters Indemnified by Buyer

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated May 21, 1999, is made and entered into between SELMAN SYSTEMS, INC., a Texas corporation ("Buyer"), and KENNETH L. MUSGRAVE, LTD., a Texas limited partnership, by and through Musgrave Abilene, L.L.C., its General Partner, TONY CONDER and LARRY PEARCE (`Sellers").

                                   WITNESSETH:

     WHEREAS, Sellers own all of the outstanding shares of capital stock and all outstanding warrants to purchase the capital stock (the "Stock") of Fru-Cor, Inc., a Texas corporation ("FruCor"); and

     WHEREAS, Buyer desires to purchase the Stock from Sellers, and Sellers desire to sell the Stock to Buyer, pursuant to the terms of this Agreement.

     NOW,   THEREFORE,   in   consideration   of   the   premises   and  of  the
representations, warranties, covenants and other agreements herein contained, the parties hereby agree as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE STOCK

     SECTION 1.1 SALE AND PURCHASE; PURCHASE PRICE. Sellers have agreed to sell and deliver to Buyer, and Buyer has agreed to purchase from Sellers, the Stock, free and clear of all liens, encumbrances, charges, security interests, equities, options and claims whatsoever. The purchase price for the Stock shall be Three Million One Hundred Seventy Thousand Dollars ($3,170,000.00). The purchase price will be as follows: One Million Nine Hundred Seventy Thousand Dollars ($1,970,000.00) to be paid in cash at Closing, and One Million Two Hundred Thousand Dollars ($1,200,000.00) to be paid by a promissory note (the "Note") delivered at Closing. The Note shall bear interest at 9% per annum and shall be due May 21, 2000. The cash and Note shall be delivered by the Buyer to Chase Bank of Texas, N.A. (the "Escrow Agent") to be held by the Escrow Agent pursuant to the terms of the agreement attached hereto as Exhibit 1.1 (the "Escrow Agreement"). The Note shall be secured by a Pledge Agreement (in the form and substance satisfactory to Sellers) from Buyer pledging the Stock as security for the Note. In addition, the Note shall be secured by a Pledge Agreement (in the form and substance satisfactory to Sellers) from Sports Group International, Inc. pledging the stock of Selman Systems, Inc. as security for the Note. The Pledge Agreements, together with the documents necessary to perfect the security interest granted therein shall be delivered to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement.

     SECTION 1.2 DATE AND PLACE OF CLOSING. The Closing shall be held at the offices of Escrow Agent or at such other place as mutually agreed upon by the parties, at 10:00 o'clock a.m., Dallas, Texas, time July 7. 1999 or at such other time as the parties may mutually agree (the "Closing Date").

     SECTION  1.3  SELLERS'  PERFORMANCE.   Sellers'  performance  shall  be  in
accordance with the Escrow Agreement

     SECTION 1.4 BUYER'S PERFORMANCE. Buyer's performance shall be in accordance with the Escrow Agreement.


                                    ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES OF
                                     SELLERS

     Sellers hereby represent and warrant to Buyer as follows:

     SECTION 2.1 OWNERSHIP OF SHARES: BINDING EFFECT. Kenneth L. Musgrave, Ltd. owns 1,116,000 shares of stock of Fru-Cor and such shares are owned of record and beneficially. Larry Pearce owns 84,000 shares of stock of Fru-Cor and such shares are owned of record and beneficially. Tony Conder and Larry Pearce own stock warrants entitling them to purchase sufficient shares of stock of Fm-Cot so that after the purchase of such shares Tony Conder will own 22% of the issued and outstanding stock of Fru-Cor and Larry Pearce will own 15% of the issued and outstanding stock of Fru-Cor. The stock warrants owned by Tony Conder and Larry Pearce are owned of record and beneficially. The stock and the warrants are being sold to Buyer free and clear of all liens, claims, charges, encumbrances, security interests, equities, rights, options, and claims whatsoever. Sellers have the power and authority to enter into this Agreement and to carry out their obligations hereunder. This Agreement has been duly and validly executed by the Sellers, and is enforceable against Sellers in accordance with its terms.

     SECTION 2.2 ORGANIZATION OF FRU-COR. Fru-Cor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Fru-Cor has the corporate power, and is duly authorized and licensed under all applicable laws to carry on its business as it is now being conducted. Fru-Cor is qualified to do business in every jurisdiction in which the character and location of the properties and assets owned or leased by it or the nature of the business transacted by it requires qualification. Fur-Cor has delivered to Buyer complete and correct copies of its Articles of Incorporation, Bylaws as in effect on the date hereof, and all minutes of meetings of the board of directors and shareholders of Fru-Cor.

     SECTION 2.3 CAPITAL STOCK. The authorized capital stock of Fur-Cor consists of 1,200,000 shares of common stock, no par value, of which 1,200,000 shares are issued and outstanding. In addition, Fru-Cor has issued warrants to purchase shares of its common stock to Tony Conder and Larry Pearce which entitle Tony Conder to purchase sufficient shares so that he will own 22% of the issued and outstanding shares of Fru-Cor and which entitle Larry Pearce to purchase sufficient shares so that he will own 15% of the issued. and outstanding shares of Fru-Cor All of the outstanding shares of common stock of Fru-Cor were duly authorized and are validly issued and outstanding, hilly paid and non-assessable. Other than the warrants held by Tony Conder and Larry Pearce, Fru-Cor does not have any outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, or agreements to issue shares of capital stock or other securities.

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 2

     SECTION 2.4 SUBSIDIARIES. The only subsidiary of Fru-Cor is Texas Class, Inc., a Texas corporation. All references herein to Fru-Cor shall include this subsidiary. All of the issued and outstanding capital stock of Texas Class, Inc. is owned by Fru-Cor, and such shares are owned of record and beneficially. Texas Class, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Texas Class, Inc. has the corporate power, and is duly authorized and licensed under all applicable laws to carry on its business as it is now being conducted. Texas Class, Inc. is qualified to do business in every jurisdiction in which the character and location of the properties and assets owned or leased by it or the nature of the business transacted by it requires qualification. Fru-Cor will deliver to Buyer complete and correct copies of Texas Class, Inc. Articles of Incorporation, Bylaws as in effect on the date hereof and all minutes of meetings of the board of directors and stockholders of Texas Class, Inc.

     SECTION 2.5 FINANCIAL STATEMENTS. Fru-Cor has delivered to Buyer copies of Fru-Cor's unaudited financial statements dated April 18, 1999. Except as set forth in SCHEDULE 2.5. all of such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements, are true and correct in all material respects, and fairly present the financial position of Fur-Cor as of the indicated dates; as of April 18, 1999, there were no material liabilities, contingent or otherwise, of Fru-Cor that were not reflected in such financial statements as at said date.

     SECTION 2.6 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 2.6, Fru-Cor does not have any employee benefit plan, contract or arrangement concerning current employees or former employees of Fru-Cor, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Fru-Cor is not (a) currently contributing, and has never contributed in the past, to any multi-employer plan as defined in Section 3(37) of ERISA, and (b) has not incurred any withdrawal liability with respect to any such multi-employer p]an

     SECTION 2.7 ABSENCE OF CERTAIN CHANGES. (a) Except as set forth in SCHEDULE 2.7(a) since April 18, 1999 (i) there has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Fru-Cor, or any damage, destruction or loss (whether or not covered by insurance), materially and adversely affecting the business, operations, properties, assets or condition (financial or otherwise) of Fru-Cor and (ii) Fru-Cor has operated its business only in the usual, regular and ordinary manner, consistent with past practice, and, to the extent consistent with such operations, has used its reasonable efforts to preserve intact the present business organization, keep available the services of its present employees and preserve present relationships with suppliers and others having business dealings with Fru-Cor.

     (b) Since April 18, 1999, Fru-Cor has not:

     (i) amended its Articles of Incorporation or Bylaws;

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 3

     (ii) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in treasury) or granted or agreed to grant any options, warrants or other rights providing for the issuance thereof;

     (iii) except as set forth in Schedule 2.7(b), made or entered into, or agreed to make or enter into, any contract, agreement, lease, license, franchise, mortgage, deed of trust or other instrument, other than such agreements made or entered into in the ordinary course of business consistent with past practice;

     (iv) except as set forth in Schedule 2.7(b) borrowed, or agreed to borrow, any funds or incurred, or become subject to, any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business consistent with past practice;

     (v) except as set forth in Schedule 2.7(b), paid any material obligation or liability (absolute or contingent), other than current liabilities reflected in or shown on the balance sheet dated April 18, 1999 described in Section 2.5 above, and current liabilities incurred since that date in the ordinary course of business in amounts consistent with past practice;

     (vi) purchased or redeemed, or agreed to purchase or redeem, any capital stock, or declared or made, or agreed to declare or make, any payment of dividends or distributions of any property or assets of any kind whatsoever to Sellers.

     (vii) except in the ordinary course of business consistent with past practice or as set forth in Schedule 2.7(b), sold or transferred, or agreed to sell or transfer, any of its assets, property or rights or canceled, or agreed to cancel, any debts or claims;

     (viii) except in the ordinary course of business consistent with past practice, waived any rights of Fru-Cor;

     (ix) except in the ordinary course of business consistent with past practice, made or permitted any amendment or termination of any contract, agreement or license to which it is a party;

     (x) except as set forth in Schedule 2.16, made any accrual or other arrangement for, or payment of, bonuses or special compensation of any kind or made any severance or termination payment to any present or former officer, director or employee;

     (xi) except as set forth in Schedule 2.16, increased the rate of compensation payable, or to become payable, by Fru-Cor to any of' its officers, directors or employees or made any payment in respect of any profit sharing, stock option, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan;

     (xii) taken any action to become subject to any law, rule or regulation that materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of Fru-Cor;

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 4

     (xiii) granted or permitted, or agreed to grant or permit, any of its property or assets to become subject to any mortgage, lien, pledge, security interest, charge or encumbrance;

     (xiv) granted, or agreed to grant, any subscription, option, warrant, right, convertible security, call, commitment or agreement to issue shares of capital stock of Fru-Cor; or

     (xv) entered into any other transaction other than in the ordinary course of business consistent with past practice.

     SECTION 2.8 TITLE AND RELATED MATTERS. Except as set forth on Schedule 2.8, Fru-Cor has good and marketable title to all the properties and assets and interests in properties and assets, real and personal, reflected in the balance sheet dated April 18, 1999, described in Section 2.5 above, or acquired after the date of such balance sheet (except properties and assets and interests in properties and assets sold or otherwise disposed of in the ordinary course of business, consistent with past practice, after the date of such balance sheet), free and clear of all mortgages, liens, pledges, security interests, charges or encumbrances. The structures and equipment of Fru-Cor that are necessary to the operations of the business of Fru-Cor are in good operating condition and repair and comply with the requirements of all applicable zoning laws and ordinances.

     SECTION 2.9 CONTRACTS. (a) Set forth on Schedule 2.9 is a true and complete list as of the date hereof of all material contacts, agreements, leases, franchises, licenses and other commitments to which Fru-Cor is a party or by which any of its properties or assets are bound, and Fru-Cor has delivered true and complete copies of such agreements to Buyer. To the best of its knowledge, Fru-Cor is in good standing and not in default under the terms and provisions of any outstanding contract, agreement, lease, franchise, license or other commitment that is material to the business, operations, properties or assets or the condition (financial or otherwise) of Fru-Cor, and no event of default or other event exists that with notice or lapse of time, or both, would constitute a default under any such contract, agreement, lease, franchise, license or other commitment with respect to which Fru-Cor has not taken adequate steps to prevent from occurring.

     (b) Fru-Cor is not a party to any contract, agreement, lease, franchise, other commitment or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, award, rule or regulation that materially and adversely affects, or in the future may (insofar as can now be foreseen) materially and adversely affect, the business, operations, properties, assets or condition (financial or otherwise) of Fru-Cor (taken as a whole).

     (c) Except as provided or disclosed in this Agreement, Fru-Cor is not a party to any oral or written (i) contract for the employment of any officer, employee or agent, (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension or retirement plan, agreement or arrangement,
(iii) agreement, contract or indenture relating to the borrowing of money, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 5
endorsements made for collection, (v) consulting or other similar contract, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or employee of Fru-Cor, or (viii) contract, agreement or other commitment involving a payment or expenditure by Fru-Cor of more than $10,000 in the aggregate for all items listed in clauses (i) through (vii) above.

     SECTION 2.10 LITIGATION AND PROCEEDINGS; COMPLIANCE WITH LAWS. (a) Except as disclosed on Schedule 2.10, there are no actions, suits, investigations or proceedings pending to which Fru-Cor is a party, or, to the knowledge of Fru-Cor or Sellers> threatened against or affecting Fru-Cor and its properties and assets, at law or in equity, or before or by any governmental agency or instrumentality, or before any arbitrator of any kind, that may result in any material adverse change in the business, operations, properties or assets or in the condition (financial or otherwise) of Fru-Cor (taken as a whole); and Sellers do not have any knowledge of any default on the part of Fru-Cor with respect to any judgment, order, writ, injunction> decree or award of any court, arbitrator or governmental agency or instrumentality. A description of each lawsuit, investigation and administrative proceeding in which Fru-Cor is a party or in which Fru-Cor has any involvement is set forth on Schedule 2.10 attached hereto.

     (b) Except as set forth in Schedule 2.10(b) Fru-Cor has complied in all material respects with all applicable statutes, rules and regulations, including those imposing taxes, of any applicable jurisdiction and of all states, municipalities, political subdivisions and agencies with respect to the ownership of its properties and assets and the conduct of its business.

     SECTION 2.11 NO CONFLICT WITH OTHER INSTRUMENTS. Neither the execution and delivery of this Agreement nor, except as set forth on Schedule 2.9, the consummation of the transactions contemplated by this Agreement and by the related documents dated as of the date hereof will result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust or other contract, agreement, lease, franchise or instrument to which Fru-Cor is a party, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Fru-Cor.

     SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Schedule 2.10(b), Fru-Cor has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business as conducted on the date hereof

     SECTION 2.13 PATENTS, TRADEMARKS AND COPYRIGHTS. Fru-Cor is not a defendant in any litigation asserting infringement of any patent, copyright, trademark or trade name of any other person. firm or corporation, and as of the date of this Agreement, no written notification of any such infringement has been received.

     SECTION 2.14 INSURANCE. A list of Fru-Cor's insurance policies is set forth on Schedule 2.14. All of the insurance policies listed on Schedule 2.14 are valid and enforceable policies issued by insurers of recognized responsibility.

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 6

     SECTION 2.15 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers directly with Buyer and without the intervention of any other person, either as a result of any act of Sellers or otherwise, in such manner as to give rise to any valid claim against Buyer, Fru-Cor or Sellers for a finders fee, brokerage commission or like payment.

     SECTION 2.16 EMPLOYEES. All employees of Fru-Cor are commensurate with industry standards in the form and substance of job responsibilities and duties. All records are kept and maintained by Selman and are controlled and maintained by Selman's controller Jeff Moran.

     SECTION 2.17 BANKS AND POWERS OF ATTORNEY. A correct and complete list setting forth the name of each bank, the type of accounts and account numbers in which Fru-Cor has an account or safe deposit box, the names of the persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney with respect thereto are set forth on
Schedule 2.17.

     SECTION 2.18 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 2.16, no officer or director or employee of Fru-Cor presently has any transaction, loan or other business arrangement or relationship with Fru-Cor. Except for Sellers' ownership of the Stock, no officer or director or employee of Fru-Cor has any outstanding investment in, or commitment or option to make any such investment, loan or advance to Fru-Cor.

     SECTION 2.19 MISREPRESENTATIONS. Neither this Agreement nor any Schedule or Exhibit hereto, nor any financial statement, list, certificate, or other written material furnished to Buyer by or on behalf of Fru-Cor or Sellers, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     SECTION 2.20 TAX MATTERS. Each tax return with respect to all federal, state or local Income, gross receipts, severance, property, ad valorem, production, sales, use, license, excise, franchise, employment, withholding for similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (hereinafter referred to as "Tax" or "Taxes"), that is required to be filed by or with respect to FruCor has been duly filed or the time for the filing of such return has been properly extended to a date after the date of this Agreement. All such extensions are described on Schedule 2.20. All Taxes shown to be due on the filed tax returns referred to in the foregoing sentence have been paid in full. No waivers of statutes of limitation have been given or requested by or with respect to any Taxes of Fru-Cor.

     SECTION 2.21 INVENTORIES. The inventories reflected in the financial statements of FruCor dated April 18, 1999, and the inventories acquired since then consist of items of a quality and quantity that are usable or salable in the ordinary course of business of Fru1Cor, and inventories of below standard quality or not useable in the business of Fru-Cor have been written down in value in accordance with good business practices to estimated net realizable market values. All items included in such inventories are the property of

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 7

Fru-Cor, except for usage or sales made in the ordinary course of business Except as set forth on SCHEDULE 2.8, no items included in the inventories have been pledged as collateral or are held by Fru-Cor on consignment

     SECTION 2.22 NO SIMILAR BUSINESS Sellers do not own any interest in any business located in the United States of America, the Dominion or Canada or the Republic of Mexico that is engaged in the same or substantially similar business as that conducted by Fru-Cor, including any food service business that offers fruit smoothies as a primary menu item Upon transfer of the Stock to Buyer, Sellers will have conveyed any and all ownership interest they have in any business that is engaged in the same or substantially similar business as that conducted by Fru-Cor, including any food service business that offers fruit smoothies as a primary menu item located in the United States of America, the Dominion or Canada or the Republic of Mexico.

     SECTION 2.23 OWNERSHIP OF ASSETS. None of the personal property located at any of the Frullati Stores operated by Fru-Cor is the personal property of Sellers.

     SECTION 2.24 USE OF MARKS. Sellers hereby covenant and agree that they will not, directly or indirectly, without the written consent of Buyer, ever use in connection with any business located anywhere in the world any of the trademarks or any other indicia of origin that are owned or utilized by Fru-Cor as of the date of this Agreement, including, without limitation, the marks "Frullati" and "Frullati Cafe"

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Fru-Cor and Sellers as follows:

     SECTION 3.1 POWER AND AUTHORITY Buyer has the power and authority to enter into this Agreement and to carry out his obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer, and is enforceable against Buyer in accordance with its terms.

     SECTION 3.2 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Fru-Cor and Sellers and without the intervention of any other person, either as a result of any act of Buyer or otherwise, in such manner as to give rise to any valid claim against Buyer, Fru-Cor or Sellers for a finders fee, brokerage commission or like payment.

     SECTION 3.4 WAIVER OF CONSUMER RIGHTS. BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. ALTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. BUYER (A) IS NOT IN A SIGNIFICANTLY
DISPARATE BARGAINING POSITION WITH SELLERS AND (B) IS REPRESENTED BY LEGAL COUNSEL.

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 8

                                    ARTICLE 4
                                 INDEMNIFICATION

     SECTION 4.1 INDEMNIFICATION OF BUYER. Sellers hereby indemnify Buyer against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, expenses of investigation and attorneys' fees and expenses) incurred or suffered by Buyer arising out of

     (a) any inaccuracy or breach of any covenant, agreement, representation or warranty made or to be performed by Sellers pursuant to this Agreement or any inaccuracy contained in any Schedule hereto or in any list or document furnished to Buyer pursuant to the terms hereof;

     (b) Any liabilities or obligations of Fru-Cor incurred other than in the ordinary course of business and not disclosed in the financial statements of Fru-Cor of which copies are delivered to Buyer or on the Schedules hereto; and

     (c) any federal or state income or other Taxes assessed against Fru-Cor for any taxable year (or portion thereof) during the period beginning with the incorporation of Fru-Cor to and including the date of this Agreement.

     SECTION 4.2 LIMITATIONS. The parties agree that the right to indemnity set forth in this Article 4 and the remedy of rescission are the sole remedies for any inaccuracy or breach of the representations and warranties contained in
Article 2. In no event shall the amount paid by Sellers to Buyer pursuant to Sections 4.1(a) exceed $3,170,000.00. Sellers waive any and all rights of subrogation against Fru-Cor that they may have with respect to those damages, losses, liabilities and expenses, if any, giving rise to indemnity under this
Article 4.

     SECTION 4.3 INDEMNITY PERIODS.  Buyers rights to indemnity pursuant to this
Article 4 shall expire with respect to matters of which Sellers shall not have received notice within one year after the date of this Agreement, except that
(a) Buyer's rights to indemnity based upon a breach of or inaccuracy in the representations and warranties made in the first sentences of Sections 2.1 and
2.8 shall continue indefinitely, and (b) Buyers rights to indemnity based upon a breach of or inaccuracy of the representations and warranties made in Section
2.20 or upon Subsection 4.1(c) shall survive until the expiration of the applicable periods (including any extension periods) of the respective statutes of limitation applicable to the payment of Taxes to which such representations and warranties relate.

     SECTION 4.4 NOTICE BY BUYER AND OTHER MATTERS. Buyer agrees to give notice, within ten business days, to Sellers of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought from Sellers pursuant to Section 4.1. Buyer also agrees to give Sellers such information with respect to matters for which notice is so given as they may reasonably request. Sellers may, at their own expense, participate in and, upon notice to Buyer that the claim is one for which they bear responsibility under this Agreement, assume the defense of any such suit, action or proceeding for which notice is so given; provided that counsel is reasonably satisfactory to Buyer, and Sellers shall thereafter consult with Buyer upon

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                  PAGE 9
their reasonable request for such consultation from time to time with respect to such suit, action or proceeding. Sellers shall not be liable under this Article 4 for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No investigation by or on behalf of Buyer at or prior to the date of this Agreement shall relieve Sellers of any liability under this Article 4 unless prior to the date hereof Buyer had actual knowledge of such liability pursuant to written evidence received by Buyer prior to the date hereof

     SECTION 4.5 INDEMNIFICATION OF SELLER, Buyer hereby indemnifies Sellers against and agrees to hold them harmless from any and all damage, loss, liability and expense (including, without limitation, attorneys' fees and expenses) incurred or suffered by them arising out of the liabilities, obligations or actions taken on behalf of Fru-Cor described on Schedule 4.5, but only up to the amounts set forth thereon, if any.

     SECTION 4.6 NOTICE BY SELLERS AND OTHER MATTERS. Sellers agree to give notice, within ten business days, to Buyer of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought by Sellers hereunder, and will give Buyer such information with respect thereto as it may reasonably request. Buyer may, at its own expense, participate in and, upon notice to Sellers that the claim is one for which it bears responsibility under this Agreement, assume the defense of any such suit, action or proceeding; provided that counsel is reasonably satisfactory to Sellers, and Buyer shall thereafter consult with Seller upon its reasonable request for such consultation from time to time with respect to such suit, action or proceeding. Buyer shall not be liable under this Article 4 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

     SECTION 5.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Sellers under this Agreement are subject to satisfaction, or the written waiver thereof, of the following conditions: (a) all of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except to the extent that changes shall have been approved in writing by Seller, and (b) at the Closing Date, there shall not be pending or threatened any litigation in any court or proceeding before any governmental agency in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the purchase and sale of the Stock.

     SECTION 5.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to satisfaction, or the written waiver thereof, of the following conditions: (a) all of the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except to the extent tat changes shall have been approved in writing by Buyer. (b) Sellers shall not have taken any actions set forth in Section 2.7 between the date of this Agreement and the Closing Date without the written approval of Sellers, (c) at the Closing Date, there shall not be pending or threatened any litigation in any court or proceeding before any governmental agency in which it is sought to restrain or

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 10
prohibit or obtain damages in respect of the consummation of the purchase and sale of the Stock, and (d) on the Closing Date, Sellers shall deliver the written resignations of each officer and each member of the Board of Directors of Fru-Cor.

                                    ARTICLE 6
                                  MISCELLANEOUS

     SECTION 6.1 SURVIVAL OF ALL REPRESENTATIONS. WARRANTIES AND COVENANTS. Subject to the limitations to Buyer's rights to indemnity set forth in Section 4.3, the representations, warranties and covenants of Sellers and Buyer shall terminate upon the sale of the Stock by Sellers to Buyer.

     SECTION 6.2 INVESTIGATION. Subject to the last sentence of Section 4.4, the respective representations and warranties of Sellers and Buyer contained herein or in any Schedule, Exhibit or document referred to in this Agreement shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     SECTION 6.3 SCHEDULES AND EXHIBITS. FINANCIAL STATEMENTS. LISTS, ETC. All Schedules and Exhibits referred to in this Agreement and attached hereto, all financial statements referred to in Section 2.5, and all other documents referred to in this Agreement are incorporated by reference in this Agreement for all purposes.

     SECTION 6.4 SPECIFIC ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their respective terms or are otherwise breached. It is accordingly agreed that, subject to the restrictions on remedies set forth in Section 4.2, any of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to specifically enforce such provisions, in addition to any other remedy to which such party may be entitled, at law or in equity.

     SECTION 6.5 EXPENSES. Except as otherwise expressly provided herein, the parties to this Agreement shall pay their respective costs and expenses, including legal and accounting fees and fees and expenses, incurred in connection with the performance of and compliance with the covenants and agreements contained in this Agreement and related agreements dated as of the date hereof.

     SECTION 6.6 AMENDMENTS. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Buyer and Sellers.

     SECTION 6.7 NONASSIGNABILITY. The rights and obligations under this Agreement shall not be assignable by either party hereto except upon or with the prior written consent of the other PARTY.

     SECTION 6.8 RIGHTS OF THIRD PARTIES. Nothing in this Agreement shall be construed to give any person or entity, other than the parties hereto, any legal or equitable right, remedy or claim under this Agreement.

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 11

     SECTION 6.9 HEADINGS, ETC. The headings of the various sections of this Agreement, and the Table of Contents, have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. Unless the context otherwise requires, references herein to Articles, Sections and Subsections are references to Articles, Sections and Subsections, respectively, of this Agreement.

     SECTION 6.10 SEVERABILITY. If any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     SECTION 6.11 COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

     SECTION 6.12 GOVERNING LAW: VENUE. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of choice of laws of such state. Any action or dispute among the parties involving this Agreement and transactions contemplated hereby shall be asserted and maintained in any court of competent subject matter jurisdiction located in Abilene, Texas.

     SECTION 6.13 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral agreements, negotiations, commitments and writings.

     SECTION 6.14 PRESS RELEASE. Neither party shall make any press release or public statement with respect to this Agreement without the prior written consent of the other party.

     SECTION 6.15 NOTICES. All notices and other communications hereunder shall be in writing and deemed to have been given if mailed, first class, registered or certified mail, return receipt requested, postage prepaid, to the following respective addresses:

To Buyer:            Selman Systems, Inc.
                     5720 LBJ #370
                     Dallas, Texas 75240

To Sellers:          Kenneth L. Musgrave, Ltd.
                     P.O. Box 1743
                     Abilene, Texas 79604

                     Tony Conder
                     1925 Green Ridge Court
                     Abilene, Texas 79602

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 PAGE 12

                     Larry Pearce
                     #7 South Bethany Bend Court
                     The Woodlands, Texas 77382

     Any party to this Agreement may change the name of the person to whom all communications and notices may be sent on such party's behalf by written notice of such change to the other party.

     IN WITNESS WHEREOF, Sellers and Buyer have each signed this Agreement all as of the date first above written.

                           KENNETH L. MUSGRAVE, LTD., a Texas
                           limited partnership


                           By and through its General Partner
                           Musgrave Abilene, L.L.C., General Partner

                           By: /s/ Tony Conder
                               -------------------------------------------------
                               Tony Conder, Manager and Executive Vice President


                           By: /s/ Tony Conder
                               -------------------------------------------------
                               Tony Conder

                           SELMAN SYSTEMS,


                           By: /s/ Ziad S. Dalal
                               -------------------------------------------------
                               Ziad S. Dalal, President